UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2014

Foundation Medicine, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36086	27-1316416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 418-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Foundation Medicine, Inc. (the “Company”) held on June 18, 2014, all proposals brought before the meeting and requiring approval were approved by the requisite vote. The votes with respect to each proposal are set forth below.

1.	Proposal 1: Election of Class I Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Brook Byers	16,967,229	2,340,758	14,406	4,503,183
Michael Pellini	18,572,229	743,019	7,145	4,503,183

Pursuant to the foregoing votes, the Class I Director nominees listed above were elected to serve on the Company’s Board of Directors until the Company’s 2017 Annual Meeting of Stockholders.

2.	Proposal 2: Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm

For:	23,787,670
Against:	3,180
Abstain:	34,726

Pursuant to the foregoing votes, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 was ratified and approved.

3.	Proposal 3: Ratification of the Company’s 2013 Stock Option and Incentive Plan

For:	16,409,222
Against:	2,894,246
Abstain:	18,925
Broker Non-Votes:	4,503,183

Pursuant to the foregoing votes, the Company’s 2013 Stock Option and Incentive Plan was ratified and approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2014	FOUNDATION MEDICINE, INC.

	By:	/s/ Robert Hesslein
Robert Hesslein
Senior Vice President and General Counsel